EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Terry Wilshire, President and Chief Executive Officer of Instadose Pharma Corp. hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the annual report on Form 10-K/A of Instadose Pharma Corp. for the fiscal year ended November 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Instadose Pharma Corp.

Instadose Pharma Corp.

Dated: May 5, 2021	By:	/s/ Terry Wilshire
Terry Wilshire President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer